UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CME GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On or after May 5, 2014, the following communication was sent to certain CME Group shareholders:

May 5, 2014

IMPORTANT REMINDER – PLEASE VOTE YOUR CME GROUP SHARES!!

Dear CME Group Shareholders:

CME Group Inc. will hold its 2014 Annual Meeting of Shareholders on May 21, 2014. Proxy material describing the agenda and instructing you how to vote your shares was mailed or sent to you via email on or around April 11th. As of today, our records indicate that you have not yet voted your shares. With the Annual Meeting only a short time away, it is important that you vote your shares today to make sure they will be counted at the meeting in accordance with your desires.

At the Annual Meeting, we are seeking approval for:

•	The election of eighteen Equity Directors.

•	The ratification of our independent registered public accounting firm.

•	The advisory vote on executive compensation.

•	The approval of the amendment to our Director Stock Plan.

•	The approval of the amendment to our Incentive Plan for our Named Executive Officers.

•	An amendment to our Certificate of Incorporation to modify the director election rights of certain of our Class B shareholders resulting in a reduction in the number of “Class B directors” from six to three.

The Board of Directors recommends that you vote “FOR” all of the foregoing proposals.

In addition, the following proposals are being submitted solely to the applicable class of our Class B shareholders:

•	Election of three Class B-1 directors.

•	Election of two Class B-2 directors.

•	Election of one Class B-3 director.

•	Election of the Class B-1, Class B-2 and Class B-3 Nominating Committees.

The Board of Directors has not made any recommendations regarding the foregoing proposals.

Your vote is important, so please vote TODAY to ensure your vote will be counted. You can vote by (i) signing, dating and returning the enclosed proxy card by mail or (ii) by submitting your vote electronically over the Internet as described in the instructions on your proxy card.

Thank you for your support of CME Group Inc.

Sincerely,

Terrence A. Duffy	Phupinder S. Gill
Executive Chairman and President	Chief Executive Officer

*        *        *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 21, 2014. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group, Shareholder Relations, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

CME Group Inc., it directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of the proposals contained in the definitive proxy statement. Information concerning the participants in the solicitation is set forth in the definitive proxy statement filed by CME Group Inc. with the SEC on April 3, 2014.

20 South Wacker Drive Chicago, Illinois 60606  T312 930 1000  F312 466 4410  cmegroup.com